As filed with the Securities and Exchange Commission on September 8, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SAVEDAILY, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-8006878
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3020 Old Ranch Parkway, Suite 140	90740
Seal Beach, California
(Address of Principal Executive Offices)	(Zip Code)

SAVEDAILY, INC. 2011 EQUITY INCENTIVE PLAN
(Formerly Nine Mile Software, Inc. 2011 Equity Incentive Plan)
(Full title of the plan)

Jeffrey W. Mahony
Chief Executive Officer

Gregory D. Vacca
President
SaveDaily, Inc.
3020 Old Ranch Parkway, Suite 140
Seal Beach, California 90740

(Name and address of agent for service)
(562) 795-7500
(Telephone number, including area code, of agent for service)

With copies to:
Aaron A. Grunfeld, Esq.
Murdock Plaza
10900 Wilshire Blvd., Suite 500
Los Angeles, California 90024

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered (1)(2)	Share (3)	Price (3)	Registration Fee
Common Stock, $0.001 par value per share	6,000,000	$0.51	$3,060,000	$355.27

(1)
Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall include any additional shares of common stock, par value $0.001 per share, that may become issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Represents 6,000,000 shares of common stock previously issued to employees and consultants pursuant to the SaveDaily, Inc. 2011 Equity Incentive Plan to be registered for resale.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of our common stock as reported by the Over-the-Counter Bulletin Board, September 8, 2011.

EXPLANATORY NOTE

This Registration Statement contains two parts. The first part contains a resale prospectus prepared in accordance with the requirements of General Instruction C to Form S-8 that covers resales of “restricted securities” and “control securities” (in each case, as defined in General Instruction C to Form S-8). This resale prospectus relates to shares of common stock, $0.001 par value per share, of SaveDaily, Inc. (the “Company”) previously issued to certain employees and consultants of the Company pursuant to the SaveDaily, Inc. 2011 Equity Incentive Plan. The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS
SAVEDAILY, INC.
SHARES OF COMMON STOCK

This prospectus relates to the resale, from time to time, of up to 6,000,000 shares of our common stock, $0.001 par value per share, by the selling stockholders listed in this prospectus. The selling stockholders acquired these shares pursuant to grants of common stock made under the SaveDaily, Inc. 2011 Equity Incentive Plan. The SaveDaily, Inc. 2011 Equity Incentive Plan is referred to in this prospectus as the “Plan.”

We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders. The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he, she or they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

Each selling stockholder and any broker executing selling orders on behalf of a selling stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended, or the Securities Act. If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares of common stock covered by this prospectus as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions.

Shares of our common stock are listed on the Over-the-Counter Bulletin Board under the symbol “SAVY”. On September 8, 2011, the last reported sale price of our common stock was $0.30 per share.

Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus and the other risk factors set forth in our periodic and other filings with the Securities and Exchange Commission, or the SEC, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Form 8-K filed on August 30, 2011, for a discussion of certain factors that should carefully be considered by prospective purchasers.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 8, 2011.

TABLE OF CONTENTS

Prospectus Summary	4
Cautionary Note On Forward-Looking Statements	5
Risk Factors	7
Use of Proceeds	14
Selling Stockholders	14
Plan of Distribution	16
Legal Matters	17
Experts	17
Information Incorporated by Reference	17
Where You Can Find Additional Information	18
Exhibit 3.1 — Amendment to Articles of Incorporation
Exhibit 4.1 — Specimen Common Stock Certificate
Exhibit 5.1 — Opinion of Law Offices of Aaron A. Grunfeld.
Exhibit 23.1— Consent of Piazza, Donnelly & Marlette, LLP
Exhibit 23.2 — Consent of Mantyla McReynolds, LLC
Exhibit 23.3 — Consent of Law Offices of Aaron A. Grunfeld
Exhibit 24.1 — Power of Attorney

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with additional information or information different from that contained in or incorporated by reference into this prospectus. The selling stockholders may, from time to time, offer to sell shares of our common stock only in jurisdictions where the offer or sale is permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that may be important to you and that you should consider before investing in shares of our common stock. You should carefully read the entire prospectus, including the section titled “Risk Factors,” and the other information incorporated by reference into this prospectus before making an investment decision.

References in this prospectus to the terms “SaveDaily,” “the Company,” “we,” “us” and “our,” or other similar terms, mean SaveDaily, Inc., together with its consolidated subsidiaries, and Nine Mile Software, Inc. unless the context indicates otherwise.

SAVEDAILY, INC.

Introduction

Since inception on November 30, 2006, Nine Mile Software, Inc. and its wholly owned subsidiary Trade Warrior have been developing the TradeWarrior rebalancing software.  We released TradeWarrior Small Business on July 28, 2010 and realized our first revenues from license sales of TradeWarrior during the third quarter of 2010.  TradeWarrior is a portfolio rebalancing and trade generation program created for financial and investment advisory firms.  It is designed to help advisors quickly and efficiently trade a large number of client accounts to an assigned “target model”.  TradeWarrior is primarily marketed to independent Registered Investment Advisors.

Following the launch of TradeWarrior Small Business, we began development on TradeWarrior Ultimate, which is the full-featured version of TradeWarrior.  We launched a beta version of TradeWarrior Ultimate during the first quarter of 2011.  We exited the beta stage and released TradeWarrior Ultimate during the second quarter of 2011.  At that time management decided to discontinue the Small Business version of TradeWarrior and to offer the full featured Ultimate version going forward.

Trade Warrior has indicated that it intends to develop a client relation management (“CRM”) database.  Investment advisory firms utilize CRM databases to store general client information such as names, mailing and e-mail addresses and account numbers.  These databases are used to keep track of client contacts, such as letters sent, e-mails, and phone calls, client financial planning information, and prospects and business contacts.  Trade Warrior's management expects to develop and market the CRM product when sufficient cash flows from TradeWarrior sales are realized.  Trade Warrior's management believes that adding CRM capability to TradeWarrior is a potential area of expansion for its business.

Merger and Trade Warrior Spin-Off

Effective August 23, 2011 Nine Mile Software, Inc. acquired SaveDaily.com, Inc. in a reverse triangular merger and issued 33 million shares of common stock to the shareholders of SaveDaily. We refer to this transaction elsewhere in this prospectus as the “Merger”. Effective August 26, 2011 we sold Trade Warrior to our former Chief Executive Officer, Damon Deru, for a return of 100,000 shares of our common stock and certain indemnities. Effective September 6, 2011, we changed our name to SaveDaily, Inc.  On September 7, 2011, consistent with the expressed and negotiated intent set forth in our Merger Agreement, a copy of which is filed as Exhibit 3.1 to our Form 8-K filed on August 30, 2011, we granted to certain of our employees and consultants six million shares of common stock pursuant to our Equity Incentive Plan adopted by shareholders of Nine Mile in August 2011.

Our wholly-owned subsidiary, SaveDaily.com, Inc., was incorporated in May 1999 in the State of California. SaveDaily has had a history of losses and has not operated at break even cash flow to date.  Since its inception, SaveDaily has received more than $14 million in equity from private sources.  We spent approximately our first eight years in developing a fully integrated platform of technology solutions and we have been actively marketing these solutions since about 2009. We currently produce and support proprietary record keeping and workflow software solutions in the financial services industry that market products and services to everyday savers and investors. Mass market and mass affluent savers and investors typically have investable assets of less than $100,000 and generally make up the bulk of the retail client services by the banking, the qualified and defined benefits, and the debit card industries - all of which are our  target markets. Deployed with partners supporting investment accounts in both the qualified and non-qualified spaces, SaveDaily’s solutions are operating successfully in our defined markets and serve about 40,000 customers as of the date of this prospectus. SaveDaily offers investments and record-keeping services directly to clients via our website located at www.savedaily.com, as well as indirectly to clients of business partners through a variety of white-labeled interfaces.  Through our various online portals, clients are able to find educational information, investment and account type wizards, and can open and transact mutual fund investments in individual, joint, custodial, IRA, Educational Savings Account, and Qualified and Health Savings Accounts.

Our principal executive offices are located at 3020 Old Ranch Parkway, Suite 140, Seal Beach, California 90740. Our telephone number at that address is (562) 795-7500. Our website is www.savedaily.com. The information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making a decision about whether to purchase shares of our common stock.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements discussed in this prospectus constitute forward-looking statements, and include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. Forward-looking statements are often identified by future or conditional words such as “will”, “plans”, “expects”, “intends”, “believes”, “seeks”, “estimates”, “anticipates”, or by variations of such words or by similar expressions. There can be no assurances that forward-looking statements will be achieved. By their very nature, forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause our actual results or conditions to differ materially from those expressed or implied by such forward-looking statements. Important risks, uncertainties, and other factors that could cause our actual results or conditions to differ materially from our forward-looking statements include, among other things:

•	uncertainties regarding the impact of general economic conditions, particularly in information technology spending, on our business;

•	risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business;

•
risks associated with keeping pace with technological changes and evolving industry standards in our product offerings and with successfully introducing new, quality products which meet customer needs and achieve market acceptance;

•	risks created by continued consolidation of competitors or introduction of large competitors in our markets with greater resources than we have;

•
risks relating to our implementation and maintenance of adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays, including risks of having no current independent directors on our board;

•	risks that products may contain undetected defects which could expose us to substantial liability;

•	risks associated with allocating limited financial and human resources to opportunities that may not come to fruition or produce satisfactory returns;

•	challenges in accurately forecasting revenue and expenses and maintaining profitability;

•	risks relating to our ability to improve our infrastructure to support growth;

•
risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights;

•	risks that we improperly handle sensitive or confidential information or perception of such mishandling;

•	risks that contract terms may expose us to unlimited liability or other unfavorable positions and risks that we may experience losses that are not covered by insurance;

•	risks that we will experience liquidity or working capital issues and related risks that financing sources will be unavailable to us on reasonable terms or at all; and

•	risks relating to timely implementation of new accounting pronouncements or new interpretations of existing accounting pronouncements and related risks of future restatements or filing delays.

You should carefully review the section entitled “Risk Factors” beginning on page 7 of this prospectus and the other risk factors set forth in our periodic and other filings with the SEC, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2010, and our Form 8-K filed on August 30, 2011 for a discussion of these and other risks that relate to our business and an investment in shares of our common stock. You are cautioned not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If we were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that we would make additional updates or corrections thereafter except as otherwise required under the federal securities laws.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. You should carefully review the risks described below and the other risk factors set forth in our periodic and other filings with the SEC, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2010, and our Form 8-K filed on August 30, 2011, together with the other information contained in and incorporated by reference into this prospectus, before making an investment decision. The trading price of our shares could decline due to any of these risks, and you could lose all or part of your investment. Some risk factors in this section are “forward-looking statements.” See “Cautionary Note on Forward-Looking Statements.” The statements contained in or incorporated into this report that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. The list of Risk Factors below does not set forth or purport to contain all of the information you should consider before making an investment. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially harmed.

Risks Relating to the SaveDaily Business

In this discussion of the “Risks Relating to the SaveDaily Business,” unless otherwise noted or required by the context, references to “us,” “we,” “our,” “the Company” and similar terms refers to SaveDaily, the operating business of SaveDaily, Inc. after the consummation of the Merger.

Our future operating results may fluctuate and cause the price of the Company’s common stock to decline.

We expect that our operating results will continue to fluctuate significantly from quarter to quarter due to various factors, many of which are beyond our control. The factors that could cause our operating results to fluctuate include, but are not limited to: (i) our ability to obtain additional financing on satisfactory terms; (ii) our ability to attract and retain qualified employees; (iii) our ability to successfully expand into new markets; (iv) our ability to manage the strain on our infrastructure caused by the growth of our business; and (v) our ability to successfully partner with other companies in the pursuit of our business strategy. If our sales or operating results fall below the expectations of investors or securities analysts, the price of our common stock could significantly decline.

Our growth strategy requires us to grow our existing markets and expand our operations into new markets.

We cannot guarantee that we will be able to achieve our expansion goals or that our expansion efforts will be operated profitably.  Further, we cannot assure you that any expansion of our operations will obtain similar operating results to those of our existing operations. The success of our planned expansion will be dependent upon numerous factors, many of which are beyond our control, including but not limited to the following:

•	hiring, training and retention of qualified operating personnel;
•	competition in our markets; and
•	general economic conditions.

We have a history of operating losses, and we expect our operating losses to continue for the foreseeable future. If we fail to obtain additional financing we will be unable to execute our business plan and/or we may not be able to continue as a going concern.

To date we have not experienced positive cash flow from operations. We have funded our negative cash flow by sales of securities and debt and have limited operating cash. Although we continue to grow our total assets we can give no assurance that we will be able to achieve positive cash flow or continue as a going concern. We will likely need to raise additional funds to support our future expansion and growth plans.  Our funding requirements may change as a result of many factors, including underestimates of budget items, unanticipated cash requirements, future product and service opportunities, and failure to close or bring on line new customers as currently contemplated.  Consequently, we will need to seek additional sources of financing, which may not be available on favorable terms, if at all, and which may be dilutive to existing stockholders.

We may seek to raise additional financing through equity offerings, debt financings or additional corporate collaboration and licensing arrangements.  To the extent we raise additional capital by issuing equity securities, our stockholders will experience dilution.  To the extent that we raise additional capital by issuing debt securities, we could incur substantial interest obligations, may be required to pledge assets as collateral for the debt and may be constrained by restrictive financial and/or operational covenants.  Debt financing would also be superior to the stockholders’ interests in bankruptcy or liquidation.  To the extent we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our products, or grant licenses on unfavorable terms.

In connection with our acquisition of SaveDaily.com, Inc. we agreed that, following the Merger, Nine Mile would issue up to six million shares of our common stock pursuant to our existing Equity Incentive Plan and that these shares would be registered under a registration statement on Form S-8.  To the extent that these shares have been issued and are registered, they will constitute additional dilution and could cause the price of our shares of common stock to trade at materially lower levels.  They may also make it more difficult for us to raise additional equity or debt capital, on favorable terms or at all.

We depend on our key personnel, and the loss of their services may adversely affect our business.

We are highly dependent upon the efforts of our senior management team.  The death or departure of any of our key personnel could have a material adverse effect on our business.  In particular, the loss of Jeffrey W. Mahony, our Chief Executive Officer, could significantly impact our ability to operate and grow the business and could cause performance to differ materially from projected results.

Our expansion may strain our infrastructure which could slow our development.

We face the risk that our existing systems and procedures, financial controls, and information systems will be inadequate to support our planned growth.  We cannot predict whether we will be able to respond on a timely basis to all of the changing demands that our planned expansion will impose on management and these systems and controls.  If we fail to continue to improve our information systems and financial controls or to manage other factors necessary for us to achieve our expansion objectives, our business, financial condition, operating results or cash flows could be materially adversely affected.

Past activities of Nine Mile and its affiliates may lead to future liability for the combined companies.

Prior to the Merger, Nine Mile engaged in businesses unrelated to that of our new operations.  Although we have sold that business and, in connection therewith, obtained an indemnification and hold harmless from the prior chief executive officer of Nine Mile for any liabilities arising or relating to periods prior to the Merger, such indemnification could prove inadequate and any liabilities relating to such prior business operations may have a material adverse effect on us.

If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of being a public company could be impaired, which could cause our stock price to decrease substantially.

Prior to the Merger, because SaveDaily.com, Inc. operated as a private company without public reporting obligations, we had committed limited personnel and resources to the development of the external reporting and compliance obligations that would be required of a public company.  We have taken and will continue to take measures to address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with joining a public company, when and as such requirements become applicable to the Company. Prior to taking these measures, we did not believe we had the resources and capabilities to do so. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the requirements of being a public company. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

Management may apply the proceeds from offerings of the Company’s equity or debt securities to uses for which a shareholder may disagree.

The Company’s management will have considerable discretion in using the proceeds from offerings of the Company’s equity or debt securities, and shareholders will have limited opportunities to assess whether the proceeds are being used appropriately.  Additionally, the proceeds from any such offerings may be used for corporate purposes with which shareholders may disagree.

Future government regulation may impair our ability to market and sell our products.

Our current and planned services are subject to federal, state, local and foreign laws and regulations governing virtually all aspects of our business and product offerings. As we offer existing products and services or introduce new ones commercially, it is possible that governmental authorities will adopt new regulations that will limit or curtail our ability to market and sell such products. We may also incur substantial costs or liabilities in complying with such new governmental regulations. Our potential customers and distributors, nearly all of which operate in highly regulated industries, may also be required to comply with new laws and regulations applicable to products such as ours, which could adversely affect their interest in our products.

Risks Related to This Offering and an Investment in Our Securities

Our common stock has traded only sporadically and is expected to experience significant price and volume volatility in the future which substantially increases the risk of loss to persons owning our common stock.

The market price of our common stock has been and will likely continue to be subject to fluctuations. In addition, the stock market in general and the market for technology companies in particular, have from time to time experienced significant price and volume fluctuations that have been often unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may cause our common stock to materially decline, regardless of our operating performance. Because of the limited trading market for our common stock, and the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility. In the past, following periods of volatility in the stock market and the market price of a particular company’s securities, securities class action litigation has often been instituted against that company. Litigation of this type could result in substantial legal fees and other costs, potential liabilities, and a diversion of management’s attention and resources.

We do not plan to pay dividends on our common stock for the foreseeable future.

We intend to retain our earnings to support the development and expansion of our business, to repay debt and for other corporate purposes and, as a result, we do not plan to pay cash dividends on our common stock in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs, growth plans and the terms of any credit facility or other restrictive debt agreements that we may be a party to at the time or senior securities we may have issued. In addition, the terms of any future facility or other restrictive debt credit agreement may contain similar restrictions on our ability to pay any dividends or make any distributions or payments with respect to our capital stock.

Furthermore, our ability to pay dividends to our stockholders is subject to the restrictions set forth under Nevada law. We cannot assure you that we will meet the criteria specified under Nevada law in the future, in which case we may not be able to pay dividends on our common stock even if we were to choose to do so.

Our executive officers and directors have significant shareholdings, which may lead to conflicts with other shareholders over corporate governance matters.

As of September 1, 2011, our directors, officers and employees, as a group, beneficially own approximately 74.3% of our outstanding common stock, without giving effect to 4,900,000 additional shares of common stock that the Company granted to them on September 7, 2011 under the Plan. Acting together, these shareholders would be able to significantly influence all matters that our shareholders vote upon, including the election of directors, mergers or other business combinations and transactions.

Sales or potential sales of our common stock by us or our significant stockholders may cause the market price of our common stock to decline.

We are not restricted from issuing additional shares of common stock, including shares issuable pursuant to securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. As of September 1, 2011, we had 36,574,556 million shares of common stock outstanding. In addition, as of that date, approximately 1,879,247 shares of our common stock were issuable pursuant to outstanding stock options and awards all of which are vested. Additional shares of common stock are also available to be granted under our existing equity plans or may be granted under future equity plans.  Stock sales by our directors, officers, or other significant holders may adversely affect our stock price.

There are restrictions on the transferability of the common stock.

Certain of the shares of the Company’s common stock, when issued, were not registered pursuant to the Securities Act and the Company has not agreed to undertake to register such shares of common stock. The share certificate or certificates evidencing such shares of common stock will bear a restrictive legend in form and substance approved by our counsel. If the Company desires, the Company may permit the transfer of the securities out of a purchaser’s name only when its request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that the sale or proposed transfer will not result in a violation of the Securities Act or any applicable state securities or “Blue Sky” laws.

Up to 1,600,000 shares of our common stock issuable on conversion of an existing note will not be subject to such restrictions based on exemptions under applicable securities laws.  In connection with the Merger, Nine Mile, SaveDaily and the holders of said note agreed that it would be converted in not less than three tranches: (i) for up to 400,000 shares on or after August 31, 2011; (ii) for up to an additional 600,000 shares on or after September 15, 2011; and (iii) for any remaining shares on or after September 23, 2011. On or about September 5, 2011 the first tranche was converted for 400,000 shares.

Our securities may be characterized as “microcap stock”, and are subject to a number of unique risks.

The term “microcap stock” applies to companies with low or “micro” capitalizations, meaning the total market value of the company’s stock. Our securities are characterized as “microcap stock”, and are subject to a number of unique risks. Many microcap companies tend to be new and have no proven track record. Some of these companies have limited or no assets or operations. Others have products and services that are still in development or have yet to be tested in the market. Another risk that pertains to microcap stocks involves the low volumes of trades. Because microcap stocks trade in low volumes, any size of trade can have a large percentage impact on the price of the stock. While all investments involve risk, microcap stocks can be among the most risky.

Unless an active trading market develops for our securities, shareholders may have difficulty or be unable to sell their shares of common stock.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “SAVY.” However, currently there is not an active trading market for our common stock, meaning that the number of persons interested in purchasing shares of our common stock at or near ask prices at any given time may be relatively small or non-existent, and there can be no assurance that an active trading market may ever develop or, if developed, that it will be maintained. There are a number of factors that contribute to this situation, including, without limitation, the fact that we are a small company with a history of losses, we are unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow a company with our history of losses or purchase or recommend the purchase of shares of our common stock until such time we become more seasoned and viable.

As a consequence, our common stock may be characterized by a lack of liquidity, sporadic trading, larger spreads between bid and ask quotations, and other conditions that may affect shareholders’ ability to re-sell our securities. Moreover, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Unless an active trading market for our common stock is developed and maintained, shareholders may be unable to sell their common stock and any attempted sale of such shares may have the effect of lowering the market price of our common stock, with the result that a shareholder’s investment could be a partial or complete loss.

Since our common stock is thinly traded, it is more susceptible to extreme rises or declines in price and shareholders may not be able to sell their shares at or above the price paid.

Since our common stock is thinly traded, its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including:

•	the trading volume of our shares;

•	the number of securities analysts, market-makers and brokers following our common stock;

•	new products or services introduced or announced by us or our competitors;

•	actual or anticipated variations in quarterly operating results;

•	conditions or trends in our business industries;

•	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•	sales of our common stock;

•	general stock market price and volume fluctuations of publicly-quoted, and particularly microcap, companies; and

•	material legal action.

Shareholders, including but not limited to those who hold shares as a result of the exercise or conversion of our convertible securities and warrants, may have difficulty reselling shares of our common stock, either at or above the price paid, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement (which disappears after one year). Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our common stock.

As of September 1, 2011, the Company has outstanding options and warrants that could result in the issuance of 1,879,247 shares of common stock and a convertible security which could result in the issuance of up to 1,600,000 shares of common stock. On September 7, 2011 we issued 6,000,000 shares under the Plan that are covered by this prospectus.

Because of registration rights and the tacking provisions of Rule 144, a substantial number of the shares issuable on exercise or conversion of the securities could be sold by the holders thereof immediately or promptly after the date of this report. If these shares are issued and available for sale or actually sold in the public market, the market could be adversely impacted and the market price depressed.

A large number of shares may be sold in the market following the Merger, which may depress the market price of our common stock.

A large number of shares of our common stock may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following the Merger could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares.

Our common stock is currently and may in the future be subject to the “penny stock” regulations, which are likely to make it more difficult to sell.

The trading price of our common stock is currently below $5 per share. Our common stock will remain subject to the “penny stock” rules for the foreseeable future. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. These rules generally have the result of reducing trading in such stocks, restricting the pool of potential investors for such stocks, and making it more difficult for investors to sell their shares once acquired. Prior to a transaction in a penny stock, a broker-dealer is required to:

•	deliver to a prospective investor a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market;

•	provide the prospective investor with current bid and ask quotations for the penny stock;

•	explain to the prospective investor the compensation of the broker-dealer and its salesperson in the transaction;

•	provide investors monthly account statements showing the market value of each penny stock held in their account; and

•	make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

     These requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. As our common stock is subject to the penny stock rules, investors in our common stock may find it more difficult to sell their shares.

USE OF PROCEEDS

We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders. The proceeds from the sale of the common stock covered by this prospectus are solely for the accounts of the selling stockholders.

We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to shares of our common stock previously issued pursuant to the Plan to certain of our employees and consultants that are being registered for resale. All of the shares of common stock that may be resold pursuant to this prospectus were previously acquired by the selling stockholders upon the satisfaction of applicable conditions relating to certain equity awards.

The selling stockholders may resell any or all of such shares of common stock at any time they choose while this prospectus is effective. The inclusion in this prospectus of the employees named below who have acquired shares of our common stock under the Plan shall not be deemed to be an admission that any such individual is an “affiliate” of ours. There is no assurance that any of the selling stockholders will sell any or all of the shares of common stock covered by this prospectus.

The following is a list of our employees, and consultants pursuant to awards previously granted under the Plan, whose shares are being registered for resale pursuant to this prospectus. These employees and consultants may sell up to an aggregate of 6,000,000 shares of common stock, representing approximately 14.093% of our issued and outstanding shares of common stock. This percentage of ownership is based on 42,574,556 shares of our common stock issued and outstanding as of September 8, 2011, after giving effect to the issuance of 6,000,000 shares of common stock under the Plan.

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned		Maximum Number of Shares Of Common Stock That May Be Sold	Beneficial Ownership After Sale of Common Stock
Jeffrey W. Mahony	7,812,459	1	1,216,965	6,595,494
Harry S. Dent Jr.	9,398,613	2	1,464,046	7,934,567
Kenneth P. Carroll	4,091,249	3	637,323	3,453,926
Gregory D. Vacca	1,013,438	4	364,701	648,737
Matthew D. Nunez	7,812,459	5	1,216,965	6,595,494
Howard M. Appel	75,000		75,000	-
Aaron A. Grunfeld	800,000		800,000	-
Andrew Limpert	725,000	6	125,000	600,000
Mitchell R. Sussman	100,000	7	100,000	-
Total	31,828,218		6,000,000	25,828,218

1 Includes 6,595,494 shares owned of record and beneficially following the Merger and 1,216,965 shares granted under the Plan.
2   Includes 3,448,570 shares held of record by the H.S. Dent Foundation of which Harry S Dent Jr. has sole voting and dispositive authority, 4,485,997 shares held of record and beneficially owned individually following the Merger, and 1,464,046 shares granted under the Plan.
3   Includes 3,453,926 shares owned of record and beneficially following the Merger and 637,323 shares granted under the Plan.
4   Includes 648,737 shares owned of record and beneficially following the Merger and 364,701 shares granted under the Plan.
5   Includes 6,595,494 shares owned of record and beneficially following the Merger and 1,216,965 shares granted under the Plan.
6   Includes 125,000 shares granted under the Plan.  Of the shares granted under the Plan, Mr. Limpert and the Company have agreed that he may sell 15,000 shares per month, commencing October 1, 2011, and continuing through April 30, 2012, after which date this restriction terminates.
7    Mr. Sussman has agreed not to sell any shares until January 2012, after which he may sell up to 10,000 shares during any 30-day period commencing January 1, 2012 and ending June 30, 2012, after which date this restriction terminates.

PLAN OF DISTRIBUTION

The selling stockholders have not advised us of any specific plan for the sale or distribution of the shares of common stock covered by this prospectus. If and when they occur, such sales may be made in any of the following manners:

•
on the Over-the-Counter Bulletin Board (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which shares of our common stock are then listed, admitted to unlisted trading privileges or included for quotation);

•	in public or privately negotiated transactions;

•	in transactions involving principals or brokers;

•	in a combination of such methods of sale; or

•	any other lawful methods.

Although sales of the shares of common stock covered by this prospectus are, in general, expected to be made at market prices prevailing at the time of sale, the shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably.

When offering the shares of common stock covered by this prospectus, each of the selling stockholders and any broker-dealers who sell the shares for the selling stockholders may be “underwriters” within the meaning of the Securities Act, and any profits realized by such selling stockholders and the compensation of such broker-dealers may be underwriting discounts and commissions.

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which our common stock may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares of common stock covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling stockholders may effect such transactions directly or indirectly through underwriters, broker-dealers or agents acting on their behalf. In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each sale of shares. We have not been advised of any definitive selling arrangement at the date of this prospectus between any selling stockholder and any broker-dealer or agent.

To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the shares by the selling stockholders, will be set forth in a prospectus supplement.

The expenses of preparing and filing this prospectus and the related registration statement with the SEC will be paid entirely by us. The selling stockholders have been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation Rule 10b-5 thereunder.

Neither we nor the selling stockholders can currently estimate the amount of commissions or discounts, if any, that will be paid by the selling stockholders on account of their sales of the shares from time to time.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered in this prospectus will be passed upon for us by the Law Offices of Aaron A. Grunfeld, Los Angeles, California. Aaron A. Grunfeld and an associate have been awarded an aggregate of 875,000 restricted shares under our Equity Incentive Plan and are among the persons who are listed above under “Selling Stockholders”.

EXPERTS

The financial statements of SaveDaily.com, Inc. as of and for the fiscal years ended April 30, 2010 and April 30, 2011, as set forth in an Exhibit in the Form 8-K filed on August 30, 2011 have been audited by, Piazza, Donnelly & Marlette, LLP an independent registered public accounting firm, as stated in their report, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, incorporated in this prospectus by reference from Nine Mile Software, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010 have been audited by Mantyla McReynolds, LLC, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information. The information incorporated by reference is considered to be part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. You will be deemed to have notice of all information incorporated by reference into this prospectus as if that information were included in this prospectus.

The following documents that we have filed with the SEC are incorporated herein by reference:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on April 4, 2011;

•	the Company’s Current Reports on Form 8-K, filed with the Commission on April 25, 2011, May 10, 2011, June 8, 2011, July 19, 2011 and August 30, 2011;

•	the Company’s Quarterly Reports on Form 10-Q, filed May 4, 2011 and August 15, 2011;

•	the Company’s 2011 Equity Incentive Plan, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 15, 2011; and

•	and the description of the Company’s common stock, par value $0.001 per share, contained in the Company’s Form 8-K filled with Commission on August 30, 2011.

Except as otherwise indicated, all documents we file with the SEC pursuant to Sections 13(a), 13(c), and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this prospectus. This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC and does not contain all of the information set forth in that Registration Statement.

We will provide, free of charge, to any person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to those documents unless specifically incorporated by reference. To request a copy of those documents, you should contact us as set forth below under “Where You Can Find Additional Information.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information. We provide a list of all documents we incorporate by reference into this prospectus under “Information Incorporated by Reference” above.

Through our website at www.savedaily.com, we make available the information that we incorporate by reference into this prospectus, as well as other reports, proxy statements, and other information that we file with the SEC. You may also read and copy those materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a website at www.sec.gov that contains reports, proxy statements, and other information that registrants, such as we, file electronically with the SEC. Our website address set forth above is not intended to be an active link, and information on our website is not incorporated in, and should not be construed to be a part of, this prospectus.

Each person to whom a prospectus is delivered may also request a copy of those materials, free of charge, by contacting us at:

SaveDaily, Inc.
3020 Old Ranch Parkway, Suite 140
Seal Beach, California 90740
Attention: Corporate Secretary

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Commission on April 4, 2011;

•	the Company’s Current Reports on Form 8-K, filed with the Commission on April 25, 2011, May 10, 2011, June 8, 2011, July 19, 2011 and August 30, 2011;

•	the Company’s Quarterly Reports on Form 10-Q, filed May 4, 2011 and August 15, 2011;

•	the Company’s 2011 Equity Incentive Plan, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on August 15, 2011; and

•	and the description of the Company’s common stock, par value $0.001 per share, contained in the Company’s Form 8-K filled with Commission on August 30, 2011.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Counsel for the registrant, including Aaron A. Grunfeld and Howard M. Appel, have been granted 800,000 and 75,000 shares of common stock, respectively, by the Board of Directors under registrant’s Equity Incentive Plan. The shares owned by them are listed under “Selling Stockholders” in Part I of the registration statement.

Item 6. Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Our bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit, or proceeding by or in the right of the Company) by reason of the fact that he or she is or was a director or officer of the Company (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Company or is or was serving at the request of the Company in any other capacity for or on behalf of the Company), against expenses (including attorneys’ fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

This mandatory indemnification shall be subject to a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders, (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.7502 of the Nevada Revised Statutes provides that the Company may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for us to provide this statutory indemnity, the indemnified party must not be liable under Nevada Revised Statutes section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 also provides that the Company may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the Company by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Nevada Revised Statutes section 78.138 of if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. We may not indemnify a person if the person is adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company, or for amounts paid in settlement to the Company, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

Section 78.7502 requires the Company to indemnify our directors or officers against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with his defense, if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

The Company has been advised that it is the position of the Commission that insofar as the provision in the Company's Bylaws, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

The Company has made equity grants to certain employees and consultants in transactions that did not involve public offerings and that were exempt from registration under the Securities Act of 1933 under Section 4(2) of and/or Regulation D and/or Regulation S under the Securities Act of 1933. All of the shares of common stock that may be offered pursuant to this registration statement were acquired by the selling stockholders upon the grant of restricted stock pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 or the vesting of equity awards issued pursuant to the no-sale theory or an applicable exemption from registration.

Item 9. Undertakings.

(a)       The undersigned Registrant hereby undertakes:

(1)                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seal Beach, California on this 8th day of September, 2011.

SAVEDAILY, INC.

By: /s/ Jeffrey W. Mahony
Jeffrey W. Mahony,
Chief Executive Officer (Principal Executive Officer)

KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey W. Mahony and Gregory D. Vacca, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature and Title:	Date:

/s/ Jeffrey W. Mahony	September 8, 2011
Jeffrey W. Mahony, Chief Executive Officer;
Director of SaveDaily, Inc.
(Principal Executive Officer)

/s/ Harry S. Dent, Jr.	September 8, 2011
Harry S. Dent Jr, Chairman and
Director of SaveDaily, Inc.

/s/ Gregory D. Vacca	September 8, 2011
Gregory D. Vacca,
Director of SaveDaily, Inc.

/s/ Kenneth P. Carroll	September 8, 2011
Kenneth P. Carroll,
Director of SaveDaily, Inc.
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File Number	Exhibit Number	Filing Date
3.1(1)	Amendment to Articles of Incorporation of SaveDaily, Inc.
3.3(2)	By-Laws of SaveDaily, Inc.	SB-2	333-143039	3.2	May 17, 2007
4.1(1)	Specimen Common Stock Certificate.
4.3(3)	SaveDaily, Inc. 2011 Equity Incentive Plan.	10-Q	333-143039	10.1	August 15, 2011
5.1(1)	Opinion of Law Offices of Aaron A. Grunfeld.
23.1(1)	Consent of Piazza, Donnelly & Marlette, LLP.
23.2(1)	Consent of Mantyla McReynolds, LLC.
23.3(1)	Consent of Law Offices of Aaron A. Grunfeld (included in Exhibit 5.1) .
24.1	Power of Attorney (included on signature page of this Registration Statement)

(1)	Filed herewith.
(2)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form SB-2, as amended (Registration No. 333–143039), as declared effective on November 29, 2007.
(3)	Incorporated by reference to exhibits filed with the Registrant’s Quarterly Report on Form 10-Q (Registration No. 333–143039) on August 15, 2011.